Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ALCOA CORPORATION

Incorporated under the Laws of the State of Delaware

These Amended and Restated Bylaws (as amended, the “Bylaws”) of ALCOA CORPORATION, a Delaware corporation, are effective as of July 31, 2024 and hereby amend and restate the previous bylaws of ALCOA CORPORATION, which are hereby deleted in their entirety and replaced with the following:

ARTICLE I
OFFICES AND RECORDS

Section 1.1   Delaware Office. The registered office of ALCOA CORPORATION (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Section 1.2   Other Offices. The Corporation may have such other offices, either inside or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may require.

Section 1.3   Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II
STOCKHOLDERS

Section 2.1   Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date and time and in such manner as may be fixed by resolution of the Board of Directors.

Section 2.2   Special Meeting.

(A)   Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends, voting or upon liquidation (the “Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of (1) the Chairman of the Board of Directors or the Chief Executive Officer, or (2) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), or (3) the Secretary of the Corporation at the written request of a stockholder of record who owns and has owned, or is acting on behalf of one or more beneficial owners who own and have owned, continuously for at least one year as of the record date fixed in accordance with these Bylaws to determine who may deliver a written request to call such special meeting, capital stock representing at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Special Meeting Request

Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of stockholders. For purposes of this Section 2.2, a record or beneficial owner shall be deemed to “own” shares of capital stock of the Corporation that such record or beneficial owner would be deemed to own in accordance with clause (3) of the first paragraph of Section 9.1 (without giving effect to any reference to Constituent Holder or any stockholder fund comprising a Qualifying Fund contained therein).

(B)   Any record stockholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary, demand that the Board of Directors fix a record date to determine the record stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting, as set forth in paragraph (D) of this Section 2.2. The Board of Directors may fix the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the Ownership Record Date shall be the date that the first written request is received by the Secretary pursuant to this paragraph (B).

(C)   A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the record stockholder of such beneficial owner’s stock to sign the written request to call a special meeting. If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a special meeting solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

(D)   Each written request to call a special meeting shall include the following and shall be delivered to the Secretary of the Corporation: (i) the signature of the record stockholder submitting such request and the date such request was signed, (ii) the complete text of each business proposal desired to be submitted for stockholder approval at the special meeting, and (iii) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(1)   all of the information required to be disclosed pursuant to Section 2.9(C)(1) of these Bylaws by each Disclosing Party, (i) not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date and (ii) not later than the 5th day before the special meeting, to disclose the foregoing information as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof;

(2)   with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors (“Voting Stock”) required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and

(3)   any additional information reasonably requested by the Board of Directors to verify the Voting Stock ownership position of such Disclosing Party.

Each time the Disclosing Party’s Voting Stock ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased Voting Stock ownership position, together with any information reasonably requested by the Board of Directors to verify such position, within ten (10) days of such decrease or as of the 5th day before the special meeting, whichever is earlier.

(E)   The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting pursuant to clause (A)(3) of this Section 2.2:

(1)   that does not comply with the provisions of this Section 2.2;

(2)   that relates to an item of business that (i) is not a proper subject for stockholder action under the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), these Bylaws or applicable law; or (ii) is expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these Bylaws or applicable law;

(3)   if such written request to call a special meeting is delivered between the time beginning on the 61st day after the earliest date of signature on a written request to call a special meeting, that has been delivered to the Secretary, relating to an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”), other than the election or removal of directors, and ending on the one (1)-year anniversary of such earliest date;

(4)   if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 120th day after the Secretary receives such written request to call a special meeting (and, for purposes of this clause (4), the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors); or

(5)   if a Similar Item has been presented at any meeting of stockholders held within 180 days prior to receipt by the Secretary of such written request to call a special meeting (and, for purposes of this clause (5), the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors).

(F)   Revocations:

(1)   A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the Corporation.

(2)   All written requests for a special meeting shall be deemed revoked:

(a)   upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases (pursuant to Section 2.2 (D)(3) and the last sentence of Section 2.2(D), respectively), the aggregate Voting Stock ownership position of all the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases to a number of shares of Voting Stock less than the Special Meeting Request Required Shares;

(b)   if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or

(c)   if any Disclosing Party does not provide the supplemental information required by Section 2.2(D)(3) or by the final sentence of Section 2.2(D), in accordance with such provisions.

(3)   If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(G)   The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders. The Meeting Record Date for, and the place, date and time of, any special meeting shall be fixed by the Board of Directors; provided, that the date of any such special meeting shall not be more than 120 days after the date on which valid special meeting request(s) from holders of the Special Meeting Request Required Shares are delivered to the Secretary of the Corporation.

Section 2.3 Place of Meeting. The Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders or may designate that the meeting be held by means of remote communications. If no designation is so made, the place of meeting, if any, shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Written or printed notice, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) (except to the extent prohibited by Section 232(e) of the DGCL) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by applicable law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5   Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the Board of Directors or the Chief Executive Officer may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time, date and place, if any, of adjourned meetings need be given except as required by applicable law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6   Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as chairman of the meeting, or in the absence of such a person, the Chairman of the Board of Directors or the Chief Executive Officer, or if none or in their absence or inability to act, the President, or if none or in the President’s absence or inability to act, a Vice President. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation or their qualified representatives, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.7   Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by such stockholder’s duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.8   Order of Business.

(A)   Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting in accordance with these Bylaws, the Certificate of Incorporation and applicable law. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly made at the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation Present in Person (as defined below) in accordance with these Bylaws. In addition, for proposals of business, including, but not limited to, those relating to proposed nominations of directors, to be properly brought before an annual meeting for action by the Corporation’s stockholders, they must relate to an item of business that (i) is a proper subject for stockholder action under the Certificate of Incorporation, these Bylaws or applicable law; and (ii) is not expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these Bylaws or applicable law. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of delivering the advance notice to the Corporation contemplated by Section 2.9 of these Bylaws, on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting, (iii) nominate (in the case of a nomination) a number of candidates that does not exceed the number of directors to be elected at such meeting and (iv) comply with the procedures set forth in these Bylaws as to such proposed business or nominations. Subject to Article IX of these Bylaws, this Section 2.8(A) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before a meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, is in attendance at such meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or its qualified representative shall be present at such meeting by means of the Internet or other electronic technology). A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (iii) a trust, any trustee of such trust.

(B)   Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) with respect to the election of directors, provided that the Board of Directors has called a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, by any stockholder of the Company Present in Person who meets the requirements set forth below in this Section 2.8(B) and who complies in all respects with the advance notice and other requirements set forth elsewhere in these Bylaws relating to bringing such nominations before a special meeting, including, but not limited to, this Section 2.8(B) and Section 2.9(B) hereof, or (iv) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request in accordance with Section 2.2 of these Bylaws, it being understood that business transacted at such a special meeting shall be limited to the matters stated in such valid stockholder request; provided, however, that nothing herein shall prohibit the Board of Directors (or any duly authorized committee thereof) from submitting additional matters to stockholders at any such special meeting. In addition, for proposals of business to be properly brought before a special meeting, they must (i) relate to an item of business that is a proper subject for stockholder action under the Certificate of Incorporation, these Bylaws or applicable law; and (ii) not be expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these Bylaws or applicable law.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders if they are brought before the meeting (a) pursuant to the Corporation’s notice of meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (2) is entitled to vote at the special meeting, and (3) complies with the advance notice and other requirements set forth in these Bylaws relating to bringing such nominations before a special meeting, including, but not limited to, this Section 2.8(B) and Section 2.9(B) hereof. Subject to Article IX of these Bylaws, this Section 2.8(B) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(C)   General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. In addition, a nomination or other business proposed to be brought by a stockholder may not be brought before a meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such nomination or other business or if (i) when submitted to the Corporation prior to the deadline for submitting a stockholder notice, the stockholder notice applicable to such nomination or other business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the stockholder notice applicable to such nomination or other business was not updated in accordance with these Bylaws to cause the information provided in the stockholder notice to be true, correct, and complete in all respects.

Section 2.9   Advance Notice of Stockholder Business and Nominations.

(A)   Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.9(C)(10) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(A) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation, and agreement required by Section 2.10 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws and applicable law.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted, on a timely basis and in proper written form, a stockholder notice, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to, or cure, any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new or substitute proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of the stockholders.

(B)   Special Meetings of Stockholders. Subject to Section 2.9(C)(10) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder meeting the requirements set forth in Section 2.8(B) hereof may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice of such nomination (including the notice of nomination contemplated by Section 2.9(C) of these Bylaws and the completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary. To be timely, a stockholder’s notice pursuant to the preceding sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting by the Corporation. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C)   Disclosure Requirements.

(1)   To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10) to the Secretary must include the following, as applicable:

(a)   As to the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner(s), if any, and of their respective affiliates or associates, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner(s) and their respective affiliates or associates; (B) any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such stockholder with respect to any shares of any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner(s), if any, or any affiliates or associates, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation directly or indirectly owned beneficially by such stockholder, the beneficial owner(s), if any, or any affiliates or associates (any of the foregoing, a “Derivative Instrument”), provided, however, that for the purpose of defining the term “Derivative Instrument” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose a Derivative Instrument held by such stockholder as a hedge with respect to a bona fide derivatives trade or position of such stockholder arising in the ordinary course of such stockholder’s business as a derivatives dealer; (C) any proxy or contract pursuant to which such stockholder, such beneficial owner(s) and their respective affiliates or associates have any right to vote any class or series of shares of the Corporation; (D) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement (including any short position or any borrowing or lending of shares of stock), involving such stockholder, such beneficial owner(s) and their respective affiliates or associates, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner(s) and their respective affiliates or associates with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation, including without limitation any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation (any of the foregoing, a “Short Interest”); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner(s) and their respective affiliates or associates that are separated or separable from the underlying shares of the Corporation; and (F) any proportionate interest in shares of the Corporation, Derivative Instruments, or Short Interests held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner(s) and their respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (iii) any direct or indirect interest of such stockholder, such beneficial owner(s) and their respective affiliates or associates in any contract or agreement with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iv) any material pending or threatened legal proceeding in which such stockholder, such beneficial owner(s) and their respective affiliates or associates is a party, material participant or has an interest (other than an interest that is substantially the same as all stockholders) involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (v) any other material relationship or contract between such stockholder, such beneficial owner(s) and their respective affiliates or associates, on the one hand, and the Corporation or any affiliate of the Corporation on the other hand, (vi) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner(s) and their respective affiliates or associates, if any, (vii) any other information relating to such stockholder, such beneficial owner(s) and their respective affiliates or associates, if any, or the proposal, as applicable, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (viii) with respect to a director nomination, a representation as to whether such stockholder, such beneficial owner(s) or their respective affiliates or associates intend, or are part of a group that intends, to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and, in the event that such a person so intends, or is part of a group that so intends, a written agreement (in the form provided by the Secretary of the Corporation upon written request), on behalf of such person and any group of which it is a member, that such person acknowledges and agrees (A) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the Corporation’s nominees in accordance with Rule 14a-19(a)(3) promulgated under the Exchange Act, (B) that it shall notify the Secretary of the Corporation promptly if any change occurs with respect to the intent of such person or the group of which such person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such person’s nominees, (C) that if such person or the group of which it is a part (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such person’s nominees, and (D) that, upon request by the Corporation, if such person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act, and (ix) a representation as to whether or not such stockholder intends to or will submit any other proposal for consideration at the meeting;

(b)   If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a reasonably detailed description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting, the reasons why such stockholder, such beneficial owner(s) and each of their respective affiliates or associates, believe that the taking of the action(s) proposed to be taken would be in the best interests of the Corporation and its stockholders and any material interest of such stockholder, such beneficial owner(s) and each of their respective affiliates or associates, including any anticipated benefit to the stockholder, such beneficial owner(s) or each of their respective affiliates or associates, in such business, (ii) the complete text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the complete text of the proposed amendment), (iii) a reasonably detailed description of all agreements, arrangements and understandings (written or oral) between such stockholder, such beneficial owner(s) and any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (iv) the information described in Section 2.9(C)(1)(a)(vii);

(c)   As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such individual that would be required to be disclosed pursuant to paragraph (a) above if such individual was the stockholder giving the advance notice of nomination to the Corporation, (ii) all information relating to such individual described in Section 2.9(C)(1)(a)(vii) (including such individual’s written consent to being named in the proxy materials as a nominee and to serving as a director of the Corporation if elected), and (iii) a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates (each, a “party” for purposes of this sentence), on the one hand, and each proposed nominee, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 or any successor provision promulgated under Regulation S-K if a party were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.9; and

(d)   With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including without limitation Section 2.8, this Section 2.9 and Section 2.10 hereof, shall be eligible for election as directors.

(2)   For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)   Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any stockholder submitting a stockholder notice (whether given pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10) proposing a nomination or other business for consideration at a meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder in the stockholder notice delivered pursuant to the requirements of the Bylaws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the nomination or other business proposed in the stockholder notice before the meeting) and (ii) such other information reasonably required by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by such stockholder or candidate whom such stockholder proposes to nominate for election as a director or the accuracy and completeness of any notice or solicitation given or made on behalf of such stockholder or candidate whom such stockholder proposes to nominate for election as a director. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(4)   Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any stockholder submitting a stockholder notice (whether given pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10) proposing a nomination or other business for consideration at a meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information contained in any previously submitted stockholder notice and provide the disclosures required by Section 2.9(C)(1) such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(5)   For a stockholder notice (whether given pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10) to comply with the requirements of this Section 2.9, each of the requirements of this Section 2.9 shall be directly and expressly responded to and a stockholder notice must clearly indicate and expressly reference which provisions of this Section 2.9 the information disclosed is intended to be responsive to. Information disclosed in one section of the stockholder notice in response to one provision of this

Section 2.9 shall not be deemed responsive to any other provision of this Section 2.9 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the stockholder notice is directly and expressly responsive to the information required to be included in another section of the stockholder notice pursuant to this Section 2.9. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 2.9 shall be disregarded and shall not satisfy the requirements of this Section 2.9.

(6)   For a stockholder notice (whether given pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10) to comply with the requirements of this Section 2.9, it must set forth in writing directly within the body of the stockholder notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in this Section 2.9 and each of the requirements of this Section 2.9 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 2.9. For the avoidance of doubt, a stockholder notice shall not be deemed to be in compliance with this Section 2.9 if it attempts to include the required information by incorporating by reference into the body of the stockholder notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the stockholder notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.

(7)   A stockholder submitting a stockholder notice (whether given pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10), by its delivery to the Corporation, represents and warrants that all information contained therein, as of the deadline for submitting the stockholder notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 2.9 by any stockholder proposing a nomination or other business for consideration at a meeting shall not be true, correct, and complete in all respects prior to the deadline for submitting the stockholder notice, such information may be deemed not to have been provided in accordance with this Section 2.9.

(8)   Notwithstanding any notice of the meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 2.9 to propose a nomination or other business at any meeting and is still required to deliver its own separate and timely stockholder notice to the Secretary of the Corporation prior to the deadline for submitting a stockholder notice that complies in all respects with the requirements of this Section 2.9. For the avoidance of doubt, if the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice or any supplement thereto, the stockholder is nevertheless still required to comply with this Section 2.9 and deliver, prior to the deadline for submitting the stockholder notice, its own separate and timely stockholder notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 2.9.

(9)   Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder (including Rule 14a-19) and any other requirements of the Securities and Exchange Commission or other applicable law in connection with the matters set forth in, or contemplated by, this Section 2.9, any solicitation of proxies contemplated by any notices delivered pursuant to Section 2.2, Section 2.8, this Section 2.9 or Section 2.10 and any filings required to be made with the Securities and Exchange Commission in connection therewith; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(10)   Nothing in this Section 2.9 or elsewhere in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under any applicable law, the Certificate of Incorporation or these Bylaws. Nothing in this Section 2.9, separate and independent of Rule 14a-8 under the Exchange Act or Article IX hereof, shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(D)   Other Requirements.

(1)   Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, each candidate whom a stockholder proposes to nominate for election as a director shall, and such stockholder shall cause such nominee to, make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within five (5) business days of delivery of such request (or such other period as may be specified in such request).

(2)   Without limiting the other provisions and requirements of this Section 2.9, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.10   Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire in the same form the Corporation requests of the Board of Directors’ nominees for director with respect to the identity, background and qualifications of such individual (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding (written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been expressly disclosed in writing to the Corporation, or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been expressly disclosed therein, (C) is not a party to any agreement, arrangement or understanding (written or oral) with any person or entity, that contemplates such person resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such person was elected, and has not given any commitment or assurance (written or oral) to any person or entity that such person intends to, or if asked by such person or entity would, resign as a member of the Board of Directors prior to the end of the conclusion of the term of office to which such person was elected, except as expressly disclosed therein, (D) has expressly disclosed therein whether all or any portion of securities of the Corporation were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, (E) would be in compliance, if elected as a director of the Corporation, with these Bylaws and all applicable policies and guidelines of the Corporation, including, without limitation, those relating to codes of ethics and/or business conduct, corporate governance, conflicts of interest, confidentiality, and stock ownership and stock trading (including with respect to hedging and pledging of the Corporation’s securities) and will continue to comply with these Bylaws and all applicable policies and guidelines of the Corporation adopted or amended from time to time, (F) has disclosed to the Corporation any and all potential and actual conflicts of interest of such nominee with the Corporation, (G) is qualified, and consents to being named in the proxy materials as, a nominee, and agrees to serve as a member of the Board of Directors if elected as a director for the entire term for which such proposed nominee is standing for election, and (H) will abide by the requirements of Section 2.11 of these Bylaws.

Section 2.11   Procedure for Election of Directors; Required Vote.

(A)   Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Section 2.11, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.11, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the later of (i) the close of the applicable notice of nomination period set forth in Section 2.9 of these Bylaws or under applicable law and (ii) the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in Section 9.1, based on whether one or more notice(s) of nomination or Proxy Access Notice(s) were timely filed in accordance with said Section 2.9 and/or Section 9.1, as applicable; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors (regardless of whether or not such proxy statement is thereafter revised or supplemented), one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(B)   If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director is expected to promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 2.10 of these Bylaws. The Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.11, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.10 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 of these Bylaws.

(C)   Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. To the extent required, the vote of a plurality of the votes cast shall be the act of the stockholders with respect to the non-binding advisory vote pursuant to Section 14A(a)(2) of the Exchange Act to determine whether the advisory vote on executive compensation shall occur every one year, every two years, or every three years; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.

Section 2.12   Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but do not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.13   Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of all of the shares entitled to vote with respect to the action that is the subject of the consent. No written consent shall be effective to take the action referred to therein unless written consents signed by holders of all of the shares entitled to vote with respect to such action are delivered to and received by the Corporation within sixty (60) days of the date the earliest dated written consent was received by the Corporation. Every written consent shall be signed by one or more persons who as of the record date are stockholders of record on such record date, shall bear the date of signature of each such stockholder, and shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder and shall be delivered to and received by the Secretary of the Corporation at the Corporation’s principal office by hand or by certified or registered mail, return receipt requested.

Section 2.14   Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.15   Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.13 of these Bylaws, to the Corporation of the requisite written consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.13 of these Bylaws represent all of the shares entitled to vote with respect to the action that is the subject of the consent. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE III
BOARD OF DIRECTORS

Section 3.1   General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2   Number and Tenure. Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 3.3   Election of Directors. The directors shall be elected at the annual meetings of stockholders as specified in the Certificate of Incorporation except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.4   Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors.

Section 3.5   Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings.

Section 3.6   Notice of Meeting. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or electronic or facsimile transmission, or orally by telephone in accordance with the applicable provisions of the DGCL. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.

Section 3.7   Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8   Meetings by Conference Telephone or by Use of Other Communications Equipment. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.9   Quorum. Subject to Section 3.10 of these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.10   Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 3.11   Committees. The Board of Directors may designate any such committee as the Board of Directors considers appropriate, which shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors as appropriate.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 3.12   Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the then-outstanding shares of Voting Stock, voting together as a single class.

ARTICLE IV
OFFICERS

Section 4.1   Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. Any number of offices may be held by the same person. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be.

Section 4.2   Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier death, resignation or removal.

Section 4.3   Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from among the directors and may be the Chief Executive Officer. The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors.

Section 4.4   Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to the office which may be required by applicable law and all such other duties as are properly required of the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer of the Corporation may also serve as President, if so elected by the Board of Directors.

Section 4.5   President. If the President is not the Chief Executive Officer, the President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.

Section 4.6   Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President.

Section 4.7   Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

Section 4.8   Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties as shall be prescribed from time to time by the Board of Directors, the Chief Executive Officer, or the President.

Section 4.9   Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; the Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and the Secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed; and in general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such Secretary by the Board of Directors, the Chief Executive Officer, or the President.

Section 4.10   Removal. The Chief Executive Officer, the President, and the Chief Financial Officer may be removed from office with or without cause by the affirmative vote of a majority of the Whole Board. Any other officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the Board of Directors then in office. Any officer or agent appointed by the Chief Executive Officer, the President or the Chief Financial Officer may be removed by the officer that appointed such officer or agent with or without cause.

Section 4.11   Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President.

ARTICLE V
STOCK CERTIFICATES AND TRANSFERS

Section 5.1   Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or may be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by such person’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 5.2   Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

Section 5.3   Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.4   Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors or by the Chief Executive Officer or President.

ARTICLE VI
INDEMNIFICATION

Section 6.1   Indemnification. Each person who was or is a party to, or is otherwise threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was, at any time during which this Section 6.1 is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such director or officer, a “Covered Person”), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment or modification), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.2   Advance of Expenses. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

Section 6.3   Non-Exclusivity of Rights. The rights conferred on any person in this Article VI, shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or directors. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI. The Board of Directors shall have the power to delegate to such officer or other person as the Board of Directors shall specify the determination of whether indemnification shall be given to any person pursuant to this Section 6.3.

Section 6.4   Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5   Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a Covered Person and shall inure to the benefit of his or her estate, heirs, executors, administrators, legatees and distributees; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.6   Effect of Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Covered Person (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI, the Corporation intends to be legally bound to each such current or former Covered Person. With respect to current and former Covered Persons, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any Covered Persons who commence service following adoption of these Bylaws, the rights conferred under this Article VI shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Covered Person’s service in the capacity which is subject to the benefits of this Article VI.

Section 6.7   Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 6.8   Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1   Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December; provided, that the Board of Directors shall have the power, from time to time, to fix a different fiscal year of the Corporation by a duly adopted resolution.

Section 7.2   Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3   Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the words “Corporate Seal, Delaware,” the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.4   Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 7.5   Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. Except to the extent specified in such notice, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VIII
CONTRACTS, PROXIES, ETC.

Section 8.1   Contracts. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board of Directors, the Chief Executive Officer, any President, and any Executive or Senior Vice President may execute bonds, contracts, deeds, leases, and other instruments to be made or executed by or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 8.2   Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Executive or Senior Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE IX
PROXY ACCESS

Section 9.1   Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials. Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined in paragraph (A) below), of an eligible person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this Section 9.1, including qualifying as an Eligible Stockholder (as defined in paragraph (D) below) and that expressly elects at the time of providing the written notice required by this Section 9.1 (a “Proxy Access Notice”) to have its nominee(s) included in the Corporation’s proxy statement pursuant to this Section 9.1. For the purposes of this Section 9.1:

(1)   “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Stockholder (as defined in paragraph (D) below);

(2)   “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(3)   a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself, such Constituent Holder itself, or any stockholder fund comprising a Qualifying Fund, possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder, shall be reduced by) any shares (x) sold by such stockholder (or its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or its affiliates) for any purposes or purchased by such stockholder (or its affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder (or its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or its affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which such person has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A)   For purposes of this Section 9.1, the “Required Information” that the Corporation shall include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (F) below). The Corporation shall also include the name of the qualifying Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(B)   To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation no earlier than one hundred and fifty (150) days and no later than one hundred and twenty (120) days before the one-year anniversary of the date that the Corporation commenced mailing of its definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting with the Securities and Exchange Commission. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(C)   The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9.1 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 9.1 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by the number of:

(1)   directors in office with respect to whom a Proxy Access Notice was previously provided to the Corporation pursuant to this Section 9.1, other than (a) any such director whose term of office will expire at such annual meeting and who is not nominated by the Corporation at such annual meeting for another term of office and who is not seeking or agreeing to be nominated at such meeting for another term of office, and (b) any such director who at the time of such annual meeting will have served continuously, as a nominee of the Board of Directors, for at least two (2) years; and

(2)   directors in office or director candidates that, in either case, were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy statement with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) years, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one (1);

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation; provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 9.1 shall (i) rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted by the Eligible Stockholder pursuant to this Section 9.1 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominees submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9.1 exceeds the Permitted Number, each Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 9.1 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached). If the Permitted Number is not reached after each Eligible Stockholder has had one (1) Stockholder Nominee selected, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 9.1 thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy statement or otherwise submitted for director election pursuant to this Section 9.1.

(D)   An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 9.1, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement may not exceed twenty (20). Two or more collective investment funds that are (I) under common management and investment control, (II) under common management and funded primarily by the same employers or (III) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) will be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 9.1. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 9.1 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E)   No later than the final date when a Proxy Access Nomination pursuant to this Section 9.1 may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:

(1)   with respect to each Constituent Holder, the information, representations and agreements that would be required to be provided in a stockholder’s notice of nomination pursuant to the requirements of Section 2.9(C) and Section 2.10 of these Bylaws (other than any such information, representations and agreements to be made relating specifically to the requirements of Rule 14a-19 promulgated under the Exchange Act);

(2)   a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (written or oral) during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof, were the “registrant” for purposes of such Item and the Stockholder Nominee were a director or executive officer of such registrant;

(3)   one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)   within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)   immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(4)   a representation that such person:

(a)   acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(b)   has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 9.1;

(c)   has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d)   will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e)   will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 9.1;

(5)   in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6)   an undertaking that such person agrees to:

(a)   assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its affiliates, or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation or out of any failure of the Eligible Stockholder to comply with, or any breach of, its obligations, agreements or representations pursuant to these Bylaws;

(b)   comply with all laws, rules, regulations, and listing standards applicable to nominations or solicitations in connection with the annual meeting of stockholders, and promptly provide the Corporation with such other information as the Corporation may reasonably request; and

(c)   file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 9.1 may be timely delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 9.1 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(F)   The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 9.1 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 9.1, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(G)   No later than the final date when a Proxy Access Notice pursuant to this Section 9.1 may be timely delivered to the Corporation, each Stockholder Nominee must:

(1)   provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the proxy materials as a nominee;

(2)   complete, sign and submit all questionnaires, representations, and agreements required by these Bylaws, including Section 2.9(C) and Section 2.10 of these Bylaws, or of the Corporation’s directors generally; and

(3)   provide such additional information as necessary to permit the Board of Directors to determine if such Stockholder Nominee:

(a)   is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(b)   has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines;

(c)   would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation; and

(d)   is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification will not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(H)   Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason) shall be ineligible to be a Stockholder Nominee pursuant to this Section 9.1 for the next two annual meetings. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 9.1 or any other provision of these Bylaws, the Certificate of Incorporation or other applicable rules or regulation any time before the annual meeting of stockholders, shall not be eligible for election at the relevant annual meeting of stockholders.

(I)   The Corporation will not be required to include, pursuant to this Section 9.1, any Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1)   who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(2)   whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(3)   who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, 15 U.S.C. §19;

(4)   who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(5)   who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933;

(6)   if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 9.1 or any agreement, representation or undertaking required by this Section;

(7)   if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; or

(8)   if the Secretary of the Corporation receives a notice that any stockholder has nominated or intends to nominate a person for election to the Board of Directors at such annual meeting pursuant to Section 2.9 of these Bylaws.

For the purposes of this paragraph (I), clauses (1), (2), (3), (4) and (5) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (6) will result in the exclusion from the proxy materials pursuant to this Section 9.1 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (7) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (6) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice will no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 9.1 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on any such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Eligible Stockholder (or a qualified representative thereof) is not in attendance at the annual meeting to present any nomination pursuant to this Section 9.1 or (ii) the Eligible Stockholder (or any Constituent Holder) becomes ineligible to nominate a director for inclusion in the Corporation’s proxy materials pursuant to this Section 9.1 or withdraws its nomination or a Stockholder Nominee becomes unwilling, unavailable or ineligible to serve on the Board of Directors, whether before or after the Corporation’s issuance of the definitive proxy statement.

ARTICLE X
AMENDMENTS

Section 10.1   By the Stockholders. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of a majority of the Voting Stock.

Section 10.2   By the Board of Directors. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, these Bylaws may also be altered, amended or repealed, or new Bylaws enacted, by the Board of Directors.

ARTICLE XI
forum Provision

Section 11.1   Forum for Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.

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